ITEM NINE LABS X Unity Rd

A UNIQUE CANNABIS COMPANY BUILT TO GROW

ITEM 9 LABS AT A GLANCE

FOUNDED IN 2017 IN ARIZONA

OTCQX LISTED UNDER TICKER "INLB"

$16m+ REVENUE RUN RATE

800k+ PACKAGED GOODS SOLD

54 ACRES APPROVED CULTIVATION

31 AGREEMENTS FOR FRANCHISED DISPENSARIES

100 YEARS COMBINED EXPERIENCE IN CANNABIS & FRANCHISING

7 STATES IN LICENSING FOR FRANCHISES

LICENSES WON IN 14 MARKETS

Current & Future Operations

- One of the largest approved cultivation sites in Arizona (50 acres) with existing indoor grow and processing
- Producing 100+ differentiated cannabis products, 5 unique Vapor technologies and a proprietary Class 1 Medical Nasal device
- Premium brand and award-winning products commanding 20%+ premium to market
- *Nevada cultivation and processing beginning in Q3 2021


AZ
AZ
*NV

Current

3 buildings 40k sq ft



Future

9 buildings 12 GH's 412,000 sq ft


ITEM NINE LABS
APOLLO
Δ8
ORION

ITEM NINE LABS X Unity Rd

Proven Franchising Model

- Closing of OCG, Inc. acquisition (Unity Rd. franchise) expected January 2021
- Existing agreements for 31 franchised units across 7 states

Unity Rd. Franchisee Store Rendering



Franchise Market Penetration


Existing Agreements and Operations
Targeted Near-Term Expansion

Recent Awards

- 2019 "Deal of the Year" award by *Franchise Times*
- Finalist for 2019 "Best U.S. Retailer" by *MJBiz*
- "Top 100 Game Changers" by *Franchise Dictionary*
- #3 "Best cannabis companies to work for" by *Cannabis Business Times*

Key Financial Highlights

Capitalization (as of 12/9/2020)	
Basic shares outstanding	56,319,749
Shares to be issued for Unity Rd. acquisition	19,080,000
Pro forma shares outstanding	**75,399,749**

- **Consistent ~20% q-o-q revenue growth**
- **Consistent GPM increase and COGS decrease**
- **OTCQX Best Market listing**
- **Tight float with strong insider support**



$100,000 UPFRONT FRANCHISE FEES
ITEM 9 BRANDED FLOWER FROM CULTIVATION
7% GROSS REVENUE ONGOING ROYALTY
50%+ PROFIT MARGINS ON ALL CPG'S
10 YEARS AGREEMENT TERM
EXTENSIVE PRODUCT OFFERINGS ACROSS ALL CANNABIS CATEGORIES
CONSISTENT PRODUCT OFFERING WITH BUILT-IN PREMIUM SUPPLY CHAIN



Historical Revenue
$3.0m
$2.5m
$2.0m
$1.5m
$1.0m
$0.5m
$0.0m
$1.3m
$1.5m
$1.8m
$2.2m
$2.5m (est)
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020

Where We Are Going

1) Develop remaining 45 acres of cultivation and processing to meet existing AZ demand and new recreational market – AZ 207 Passing Adult Use, over $1.5b annual revenue projected by 2024

2) Launch Item 9 products into NV marketplace and established sales channels

3) Close OCG, Inc./Unity Rd. acquisition creating vertically integrated dispensary franchisor through scalable asset light model

4) Open franchised locations, grow existing pipeline & roll out IP product delivery platforms

5) Distribution of Item 9 branded premium product suite through franchising network


THANK YOU!
ITEM 9 LABS
ITEM NINE LABS
X
UnityRd
ITEM NINE LABS
ITEM NINE LABS